Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of April 2, 2012, among Medco Health Solutions, Inc., a Delaware corporation (the “Company”), the existing subsidiary guarantors listed as signatories hereto (each, an “Existing Guarantor” and collectively, the “Existing Guarantors”), the entities listed on Schedule I hereto (each, a “Guarantor” and, collectively, the “Guarantors”), and U.S. Bank Trust National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, the “Indenture”), dated as of August 12, 2003 providing for the issuance of $500.0 million aggregate principal amount of the Company’s 7.25% Senior Notes due 2013 (the “Notes”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company is permitted to amend the Indenture to add guarantees with respect to the Notes, as defined in the Indenture and this Second Supplemental Indenture (the “Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each Guarantor hereby agrees as follows:

(a) To guarantee, jointly and severally with each other Guarantor, each Existing Guarantor and with any other guarantor hereafter designated as such by the Company, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, and any premium and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and under the Indenture; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the date scheduled to be paid, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same immediately. Each Guarantor hereby agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Guarantor.

(c) The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or release in accordance with the Indenture, and each Guarantor accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guarantors shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(h) After giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, this Guarantee shall be limited to the maximum amount permissible such that the obligations of the Guarantors under this Guarantee will not constitute a fraudulent transfer or conveyance.

3. Execution and Delivery. Each Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse such Guarantee.

4. [Reserved.]

5. Releases. Any Guarantor will be, upon action by the Company to the Trustee, released automatically and relieved of any obligations under its Guarantee. The Trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee.

6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantee, the Indenture or this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

7. [Reserved.]

8. Separability. In case any provision in this Second Supplemental Indenture or in the Guarantee is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

9. Governing Law. This Second Supplemental Indenture and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

10. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11. Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered part of this Second Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

12. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of any statement or recital herein or in the Guarantee, all of which statements and recitals are made solely by the Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: April 2, 2012

MEDCO HEALTH SOLUTIONS, INC.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

Existing Guarantors

ACCREDO HEALTH, INCORPORATED
ACCREDO HEALTH GROUP, INC.
MEDCO HEALTH SERVICES, INC.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

Guarantors

EXPRESS SCRIPTS HOLDING COMPANY

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Executive Vice President, General Counsel, and Secretary

EXPRESS SCRIPTS, INC.

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Vice President

AIRPORT HOLDINGS, LLC
ESI REALTY, LLC

By:	Express Scripts, Inc., as sole Member

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Vice President

[Signature Page to 2003 Medco Second Supplemental Indenture]

BYFIELD DRUG, INC.
CARE CONTINUUM, INC.
CFI OF NEW JERSEY, INC.
CHESAPEAKE INFUSION, INC.
CONNECTYOURCARE COMPANY, LLC
CONNECTYOURCARE, LLC
CURASCRIPT PBM SERVICES, INC.
DIVERSIFIED PHARMACEUTICAL SERVICES, INC.
ESI ACQUISITION, INC.
ESI CLAIMS, INC.
ESI ENTERPRISES, LLC
ESI MAIL ORDER PROCESSING, INC.
EXPRESS SCRIPTS CANADA HOLDING, CO.
EXPRESS SCRIPTS CANADA HOLDING, LLC
EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC
EXPRESS SCRIPTS SERVICES COMPANY
FRECO, INC.
FREEDOM SERVICE COMPANY, LLC
HEALTHBRIDGE, INC.
HEALTHBRIDGE REIMBURSEMENT AND PRODUCT SUPPORT, INC.
iBIOLOGIC, INC.
IVTX, INC.
LYNNFIELD COMPUNDING CENTER, INC.
LYNNFIELD DRUG, INC.
MATRIX GPO LLC
NATIONAL PRESCRIPTION ADMINISTRATORS, INC.
PRIORITY HEALTHCARE CORPORATION
PRIORITY HEALTHCARE CORPORATION WEST
PRIORITY HEALTHCARE DISTRIBUTION, INC.
PRIORITY HEALTHCARE PHARMACY, INC.
PRIORITYHEALTHCARE.COM, INC.
SINUSPHARMACY, INC.
SPECIALTY INFUSION PHARMACY, INC.
SPECTRACARE, INC.
SPECTRACARE HEALTH CARE VENTURES, INC.
SPECTRACARE INFUSION PHARMACY, INC.
VALUE HEALTH, INC.
YOURPHARMACY.COM, INC.

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Vice President

CURASCRIPT, INC.
EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO.
EXPRESS SCRIPTS MSA, LLC
EXPRESS SCRIPTS SENIOR CARE, INC.
EXPRESS SCRIPTS SENIOR CARE HOLDINGS, INC.
EXPRESS SCRIPTS WC, INC.

By:	/s/ Martin P. Akins
Name:	Martin P. Akins
Title:	Assistant Secretary

[Signature Page to 2003 Medco Second Supplemental Indenture]

ESI MAIL PHARMACY SERVICE, INC.
EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.
MOORESVILLE ON-SITE PHARMACY, LLC

By:	/s/ Martin P. Akins
	Name:	Martin P. Akins
	Title:	Secretary

ESI-GP HOLDINGS, INC.
ESI RESOURCES, INC.

By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

ESI PARTNERSHIP

By: Express Scripts, Inc., as Partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

By: ESI-GP Holdings, Inc., as Partner

By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

SPECTRACARE OF INDIANA

By: Spectracare, Inc., as Partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

By: Care Continuum, Inc., as Partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

[Signature Page to 2003 Medco Second Supplemental Indenture]

U.S. Bank Trust National Association, as Trustee

By:	/s/ Patrick J. Crowley
Authorized Signatory

[Signature Page to 2003 Medco Second Supplemental Indenture]